EXHIBIT 23



                                TANDYCRAFTS, INC.


                       Consent of Independent Accountants


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No's. 33-85550, 33-85548 and 33-57525) and to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-88290) of Tandycrafts, Inc. of our report dated August 8, 1995, appearing on page 16 of this Form 10-K.


/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP

Fort Worth, Texas
September 27, 1995